Exhibit 99.1

NEWS RELEASE
Media Contact:                                Investor Relations Contact:
Michele Long                                Sheila Spagnolo
Phone (610) 251-1000                            Phone (610) 251-1000
mmlong@triumphgroup.com                        sspagnolo@triumphgroup.com

TRIUMPH GROUP REPORTS FIRST QUARTER FISCAL 2019 RESULTS

BERWYN, Pa. - August 8, 2018 - Triumph Group, Inc. (NYSE: TGI) (“Triumph” or the “Company”) today reported financial results for its first quarter of fiscal year 2019, which ended June 30, 2018.

First Quarter 2019 Highlights

•	Net sales were $832.9 million.

•
Operating loss was ($66.5) million, which includes the non-cash ASU 2017-07 pension adjustment of ($87.2) million. On an adjusted basis, operating income was $29.5 million with an adjusted operating margin of 3.5%.

•	Net loss was ($76.5) million, or ($1.54) per share. On an adjusted basis, net income was $17.0 million, or $0.34 per diluted share.

•	Cash used in operations was ($65.7) million, and free cash use was ($77.9) million.

•	Guidance for fiscal 2019 for net sales of $3.3 to $3.4 billion and earnings per share of ($0.55) to $0.15, or $1.50 to $2.10 per diluted share on an adjusted basis.

•
Management provides guidance for cash used from operations of ($150.0) to ($190.0) million and free cash use of ($200.0) to ($250.0) million, which includes approximately ($180.0) million related to the reduction in prior year customer advances, and approximately ($130.0) million related to the Global 7500 program.

“Triumph’s first quarter results demonstrate our continued progress towards achieving our financial performance targets,” stated Daniel J. Crowley, Triumph’s president and chief executive officer. “Consistent with our projections for fiscal 2019, we delivered a year-over-year increase in net sales, with all three business segments generating organic sales growth.”
Mr. Crowley continued, “Our first quarter cash usage was consistent with our expectations and showed both year-over-year and sequential improvement. Excluding the cash consumed by the Global 7500 program and the liquidation of prior year customer advances, free cash flow was positive in the first quarter.”

Mr. Crowley continued, “We expect to use significantly less cash for Aerospace Structures’ programs in fiscal 2019 and fiscal 2020 compared to the two prior years. Our fiscal 2019 cash guidance reflects the improvements the Company has made operationally and in contract negotiations over the past two years and is another waypoint towards consistent positive cash flow. Our continued portfolio reshaping in the first quarter included agreements to divest two non-core businesses, in addition to completing a third divestiture following the end of the quarter, which we expect to further enhance our future profitability and cash flow. Additional divestitures are planned for the second half of FY19.”

First Quarter Fiscal Year 2019 Overview

After accounting for divestitures and the impact of the adoption of ASC 606, sales for the first quarter of fiscal 2019 were up 3% organically from the comparable prior year period. Sales growth was driven by the ramp on the Global 7500 as well as increased rotorcraft deliveries and higher demand for structural component repairs.
First quarter operating loss of ($66.5) million included a previously disclosed $87.2 million non-cash pension charge related to the adoption of the new FASB accounting standard update, ASU 2017-07. Net loss for the first quarter of fiscal year 2019 was ($76.5) million, or ($1.54) per share. On an adjusted basis, net income was $17.0 million, or $0.34 per diluted share. Triumph’s results included the following:

($ millions except EPS)	Pre-tax	After-tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(75.5)	$(76.5)	$(1.54)

Adoption of ASU 2017-07	87.2	85.5	1.72
Loss on Assets Held for Sale	4.7	4.7	0.09
Transformation related costs:
Restructuring costs (cash)	4.0	3.4	0.07

Adjusted Income from Continuing Operations - non-GAAP	$20.5	$17.0	$0.34	*
*Difference due to rounding

The number of shares used in computing diluted earnings per share for the first quarter of fiscal year 2019 was 49.8 million.
Backlog was $4.4 billion, a 5% increase from the prior year period and down slightly on a sequential basis reflecting increased selectivity in pursuing new awards based on projected profitability and cash flow and the non-linear nature of order timing.
For the quarter ended June 30, 2018, cash flow used in operations was ($65.7) million, reflecting approximately ($53.0) million for the liquidation of customer advances and approximately ($81.0) million of cash used on the Global 7500 program.

Outlook
Based on anticipated aircraft production rates and completed divestitures, the Company continues to expect that net sales for fiscal year 2019 will be approximately $3.3 to $3.4 billion, up from fiscal 2018 as development programs enter production, and sales from continuing programs and new wins offset waning programs. The Company expects fiscal year 2019 earnings per share to be ($0.55) to $0.15, or $1.50 to $2.10 per diluted share, adjusted for pension accounting changes, transformation related costs and loss on assets held for sale.
The Company expects fiscal year 2019 cash used in operations of ($150.0) to ($190.0) million, and free cash use of ($200.0) to ($250.0) million, which includes approximately ($180.0) million related to the liquidation of customer advances received in fiscal 2017 and 2018, and approximately ($130.0) million of cash use related to the Global 7500 program.
The Company’s current outlook reflects adjustments detailed in the attached tables but does not take into account the impact of any potential future divestitures.
Conference Call
Triumph Group will hold a conference call today, August 8th at 8:30 a.m. (ET) to discuss the first quarter fiscal year 2019 results. The conference call will be available live and archived on the Company’s website at http://www.triumphgroup.com. A slide presentation will be included with the audio portion of the webcast. An audio replay will be available from August 8th to August 15th by calling (855) 859-2056 (Domestic) or (404) 537-3406 (International), passcode #2361117.
About Triumph Group
Triumph Group, Inc., headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aircraft structures, components, accessories, subassemblies and systems. The Company serves a broad, worldwide spectrum of the aviation industry, including original equipment manufacturers of commercial, regional, business and military aircraft and aircraft components, as well as commercial and regional airlines and air cargo carriers.
More information about Triumph can be found on the Company’s website at www.triumphgroup.com.
Forward Looking Statements
Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about financial and operational performance, revenues, earnings per share, cash flow or use, cost savings and operational efficiencies and organizational restructurings. All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2018.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING PAGES

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(in thousands, except per share data)

	Three Months Ended
	June 30,
CONDENSED STATEMENTS OF INCOME	2018	2017

Net sales	$832,900	$781,689

Operating loss	(66,548)	(968)

Interest expense and other	25,493	21,018
Non-service defined benefit income	(16,538)	(19,377)
Income tax expense (benefit)	1,031	(678)

Net loss	$(76,534)	$(1,931)

Earnings per share - basic:

Net loss	$(1.54)	$(0.04)

Weighted average common shares outstanding - basic	49,552	49,341

Earnings per share - diluted:

Net loss	$(1.54)	$(0.04)

Weighted average common shares outstanding - diluted	49,552	49,341

Dividends declared and paid per common share	$0.04	$0.04
* The fiscal period ended June 30, 2017 has been adjusted for ASU 2001-07 (Defined Benefit Plans)

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data)

BALANCE SHEET	Unaudited	Audited
	June 30,	March 31,
	2018	2018
Assets
Cash and cash equivalents	$33,055	$35,819
Accounts receivable, net	337,245	376,612
Contract assets	537,332	37,573
Inventories, net of unliquidated progress payments of $0 and $387,146	533,982	1,427,169
Prepaid and other current assets	30,753	44,428
Assets held for sale	80,719	1,324
Current assets	1,553,086	1,922,925

Property and equipment, net	732,300	726,003
Goodwill	587,571	592,828
Intangible assets, net	493,105	507,681
Other, net	53,905	57,627

Total assets	$3,419,967	$3,807,064

Liabilities & Stockholders' (Deficit) Equity
Current portion of long-term debt	$16,710	$16,527
Accounts payable	514,907	418,367
Contract liabilities	474,644	321,191
Accrued expenses	225,093	235,914
Liabilities related to assets held for sale	29,588	440
Current liabilities	1,260,942	992,439

Long-term debt, less current portion	1,503,664	1,421,757
Accrued pension and post-retirement benefits, noncurrent	465,595	483,887
Deferred income taxes, noncurrent	16,175	16,582
Other noncurrent liabilities	400,172	441,865

Stockholders' (Deficit) Equity:
Common stock, $.001 par value, 100,000,000 shares authorized, 52,460,920 and 52,460,920 shares issued; 49,764,360 and 49,669,848 shares outstanding	51	51
Capital in excess of par value	850,552	851,280
Treasury stock, at cost, 2,696,560 and 2,791,072 shares	(176,038)	(179,082)
Accumulated other comprehensive loss	(383,828)	(367,870)
(Accumulated deficit) retained earnings	(517,318)	146,155
Total stockholders' (deficit) equity	(226,581)	450,534

Total liabilities and stockholders' (deficit) equity	$3,419,967	$3,807,064

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

SEGMENT DATA	Three Months Ended
	June 30,
	2018	2017
Net Sales:
Integrated Systems	$241,039	$238,136
Aerospace Structures	532,387	483,314
Product Support	66,215	66,433
Elimination of inter-segment sales	(6,741)	(6,194)
	$832,900	$781,689

Operating (Loss) Income:
Integrated Systems	$35,409	$46,982
Aerospace Structures	(79,587)	(22,488)
Product Support	7,669	8,437
Corporate	(30,039)	(33,899)
	$(66,548)	$(968)

Operating Margin %
Integrated Systems	14.7%	19.7%
Aerospace Structures	(14.9)%	(4.7)%
Product Support	11.6%	12.7%
Consolidated	(8.0)%	(0.1)%

Depreciation and Amortization:
Integrated Systems	$7,555	$9,951
Aerospace Structures	28,920	27,140
Product Support	1,670	1,738
Corporate	667	302
	$38,812	$39,131

Amortization of Acquired Contract Liabilities:
Integrated Systems	$(8,849)	$(7,303)
Aerospace Structures	(8,385)	(22,170)
	$(17,234)	$(29,473)

Capital Expenditures:
Integrated Systems	$1,609	$2,565
Aerospace Structures	10,138	8,479
Product Support	348	261
Corporate	105	780
	$12,200	$12,085

* The fiscal period ended June 30, 2017 has been adjusted for ASU 2001-07 (Defined Benefit Plans)

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP. In accordance with the Securities and Exchange Commission (“SEC”) guidance on Compliance and Disclosure Interpretations, we also disclose and discuss certain non-GAAP financial measures in our public releases. Currently, the non-GAAP financial measures that we disclose are Adjusted EBITDA and Adjusted EBITDAP. Adjusted EBITDA is our net income before interest, income taxes, amortization of acquired contract liabilities, curtailments, settlements and early retirement incentives, legal settlements, depreciation and amortization. Adjusted EBITDAP is Adjusted EBITDA less pension & other post-retirement benefits. We disclose Adjusted EBITDA and Adjusted EBITDAP on a consolidated basis and Adjusted EBITDAP on an operating segment basis in our earnings releases, investor conference calls, and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

We view Adjusted EBITDA and Adjusted EBITDAP as operating performance measures and, as such, we believe that the GAAP financial measure most directly comparable to it is net income. In calculating Adjusted EBITDA and Adjusted EBITDAP, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA and Adjusted EBITDAP are not measurements of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), income from continuing operations, or as an indicator of any other measure of performance derived in accordance with GAAP. Investors and potential investors in our securities should not rely on Adjusted EBITDA or Adjusted EBITDAP as substitutes for any GAAP financial measures, including net income (loss) or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA and Adjusted EBITDAP to net income set forth below, in our earnings releases and in other filings with the SEC and to carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our Adjusted EBITDA.

Adjusted EBITDA and Adjusted EBITDAP are used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 20 years expanding our product and service capabilities partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our net income has included significant charges for depreciation and amortization. Adjusted EBITDA and Adjusted EBITDAP exclude these charges and provide meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosures of Adjusted EBITDA and Adjusted EBITDAP help investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA and Adjusted EBITDAP are measures of our ongoing operating performance because the isolation of non-cash income and expenses, such as amortization of acquired contract liabilities, depreciation and amortization, and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and Adjusted EBITDAP and the material limitations associated with using this non-GAAP financial measure as compared to net income:

•
Divestitures may be useful for investors to consider because they reflect gains or losses from sale of operating units. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

(Continued)
FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

•
Legal settlements may be useful to investors to consider because they reflect gains or losses from disputes with third parties. We do not believe that these gains or losses necessarily reflect the current and ongoing cash earnings related to our operations.

•
Non-service defined benefit income (inclusive of the adoption of ASU 2017-07) may be useful to investors to consider because they represent the cost of post-retirement benefits to plan participants, net of the assumption of returns on the plan's assets and are not indicative of the cash paid for such benefits. We do not believe these earnings (expenses) necessarily reflect the current and ongoing cash earnings related to our operations.

•
Amortization of acquired contract liabilities may be useful for investors to consider because it represents the non-cash earnings on the fair value of below market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Amortization expenses may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights and licenses. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
Depreciation may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business.

•
Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business.  However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

(Continued)
FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

The following table shows our Adjusted EBITDA and Adjusted EBITDAP reconciled to our net income for the indicated periods (in thousands):

	Three Months Ended
	June 30,
	2018	2017
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA):
Net Loss	$(76,534)	$(1,931)

Add-back:
Income tax expense (benefit)	1,031	(678)
Interest expense and other	25,493	21,018
Loss on assets held for sale	4,719	—
Adoption of ASU 2017-07	87,241	—
Amortization of acquired contract liabilities	(17,234)	(29,473)
Depreciation and amortization	38,812	39,131

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$63,528	$28,067

Non-service defined benefit income	(16,538)	(19,377)

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$46,990	$8,690

Net Sales #	$832,900	$781,689

Net Loss Margin	(9.2)%	(0.2)%

Adjusted EBITDAP Margin #	5.8%	1.2%

# Net Sales includes Amortization of Acquired Contract Liabilities. Since Adjusted EBITDA excludes Amortization of Acquired
Contract Liabilities, we've also excluded it from Net Sales in arriving at Adjusted EBITDA margin throughout this document.

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended June 30, 2018
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Pension (EBITDAP):	Total	Integrated Systems	Aerospace Structures	Product Support	Corporate/Eliminations

Net Loss	$(76,534)

Add-back:
Non-service defined benefit income	(16,538)
Income tax benefit	1,031
Interest expense and other	25,493

Operating (Loss) Income	$(66,548)	$35,409	$(79,587)	$7,669	$(30,039)
Loss on assets held for sale	4,719	—	—	—	4,719
Adoption of ASU 2017-07	87,241	—	87,241	—	—
Amortization of acquired contract liabilities	(17,234)	(8,849)	(8,385)	—	—
Depreciation and amortization	38,812	7,555	28,920	1,670	667

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$46,990	$34,115	$28,189	$9,339	$(24,653)

Net Sales	$832,900	$241,039	$532,387	$66,215	$(6,741)

Adjusted EBITDAP Margin	5.8%	14.7%	5.4%	14.1%	n/a

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended June 30, 2017
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Integrated Systems	Aerospace Structures	Product Support	Corporate / Eliminations

Net loss	$(1,931)

Add-back:
Non-service defined benefit income	(19,377)
Income tax expense	(678)
Interest expense and other	21,018

Operating (Loss) Income	$(968)	46,982	$(22,488)	$8,437	(33,899)
Amortization of acquired contract liabilities	(29,473)	(7,303)	(22,170)	—	—
Depreciation and amortization	39,131	9,951	27,140	1,738	302

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$8,690	$49,630	$(17,518)	$10,175	$(33,597)

Net Sales	$781,689	$238,136	$483,314	$66,433	$(6,194)

Adjusted EBITDA Margin	1.2%	21.5%	(3.8)%	15.3%	n/a

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs have been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs.

	Three Months Ended
	June 30, 2018
	Pre-Tax	After-Tax	Diluted EPS	FY19 EPS Guidance Range
Loss from Continuing Operations - GAAP	$(75,503)	$(76,534)	$(1.54)	$(0.55) - $0.15
Adjustments:
Adoption of ASU 2017-07	87,241	85,474	1.72	$1.72
Loss on assets held for sale	4,719	4,719	0.09	$0.09
Restructuring costs (cash)	4,047	3,359	0.07	$0.14 - $0.24
Adjusted Income from Continuing Operations - non-GAAP	$20,504	$17,018	$0.34	$1.50 - $2.10

	Three Months Ended
	June 30, 2017
	Pre-Tax	After-Tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(2,609)	$(1,931)	$(0.04)
Adjustments:
Restructuring costs (non-cash)	860	636	0.01
Restructuring costs (cash)	17,500	12,950	0.26
Adjusted Income from Continuing Operations - non-GAAP	$15,751	$11,655	$0.24	*
* Difference due to rounding

The following table reconciles our Operating income to Adjusted Operating income as noted above.

	Three Months Ended
	June 30, 2018	June 30, 2017
Operating Loss - GAAP	$(66,548)	(968)

Adjustments:
Adoption of ASU 2017-07	87,241	—
Loss on assets held for sale	4,719	—
Restructuring costs (non-cash)	—	860
Restructuring costs (cash)	4,047	17,500
Adjusted Operating Income - non-GAAP	$29,459	$17,392

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

Cash provided by operations, is provided for consistency and comparability. We also use free cash flow as a key factor in planning for and consideration of strategic acquisitions and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations to free cash flow.

	Three Months Ended
	June 30,
	2018	2017	FY19 Cash Flow Guidance Range
Cash flow from operations	$(65,714)	$(99,048)	$(150,000) - $(190,000)
Less:
Capital expenditures	(12,200)	(12,085)	(50,000) - (60,000)
Free cash flow	$(77,914)	$(111,133)	$(200,000) - $(250,000)

We use "Net Debt to Capital" as a measure of financial leverage.  The following table sets forth the computation of Net Debt to Capital:

	June 30,	March 31,
	2018	2018
Calculation of Net Debt
Current portion	$16,710	$16,527
Long-term debt	1,503,664	1,421,757
Total debt	1,520,374	1,438,284
Plus: Deferred debt issuance costs	16,007	16,949
Less: Cash	(33,055)	(35,819)
Net debt	$1,503,326	$1,419,414

Calculation of Capital
Net debt	$1,503,326	$1,419,414
Stockholders' (deficit) equity	(226,581)	450,534
Total capital	$1,276,745	$1,869,948

Percent of net debt to capital	117.7%	75.9%